Exhibit 10.3

AMENDMENT TO THE 2020 EQUITY INCENTIVE PLAN

This Amendment (this “Amendment”) to the ServiceSource International, Inc. 2020 Equity Incentive Plan (as may be amended from time to time, the “Plan”) is made as of February 18, 2021. Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Plan.

WHEREAS, Section 10.5 of the Plan permits the Board to amend the Plan, subject, in the case of amendments requiring stockholder approval under applicable law or the rules of any applicable securities exchange, to the approval by the Company’s stockholders of such amendment;

WHEREAS, the Board desires to amend the Plan to increase the number of shares of Common Stock available for issuance under the Plan;

WHEREAS, this Amendment shall be submitted to the Company’s stockholders for approval, and shall become effective as of the date on which the Company’s stockholders approve such Amendment (the “Effective Date”); and

WHEREAS, if the Company’s stockholders fail to approve this Amendment, the existing Plan shall continue in full force and effect.

NOW, THEREFORE, pursuant to Section 10.5 of the Plan, the Plan is hereby amended as follows, effective as of the Effective Date:

1.    Section 4.1 of the Plan is hereby amended and restated in its entirety to read as follows:

4.1    Shares of Common Stock Subject to the Plan; Share Limit. Subject to the adjustment as provided in Sections 8.1 and 10.9, the maximum number of shares of Common Stock available for issuance under the Plan will be equal to 15,200,000, all of which may be granted, in the sole discretion of the Administrator, as Incentive Stock Options. Common Stock issued under the Plan shall be either authorized but unissued shares of Common Stock or, to the extent permitted, shares of Common Stock that have been reacquired by the Company or any Subsidiary.

2.    Except as expressly amended by this Amendment, all terms and conditions of the Plan shall remain in full force and effect. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of laws.

IN WITNESS WHEREOF, the Company, by its duly authorized officer, has executed this Amendment to the ServiceSource International, Inc. 2020 Equity Incentive Plan, as of the date first indicated above.

SERVICESOURCE INTERNATIONAL, INC.

By:	/s/ Megan Fine
Megan Fine, General Counsel